Exhibit 5.2

REEDER & SIMPSON, P.C.

ATTORNEYS AT LAW

P.O. Box 601 RRE Commercial Center Majuro, MH 96960 Marshall Islands	RMI Tel.: +692-625-3602 Honolulu Tel.: 808-352-0749 Email: dreeder.rmi@gmail.com

March 19, 2021

Atlas Corp.

23 Berkeley Square

London, W1J 6HE

Re: Atlas Corp.

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”), counsel to Atlas Corp., a corporation formed under the laws of the RMI (the “Corporation”), with respect to the Registration Statement on Form F-4 (the “Registration Statement”), filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration by the Corporation of up to US$80,000,000.00 principal amount of the Corporation’s 7.125% Notes due 2027 (the “ATCO Notes”), to be offered in exchange for any and all outstanding US$80,000,000.00 principal amount of 7.125% Notes due 2027 issued by Seaspan Corporation. The ATCO Notes are to be issued pursuant to the Indenture, dated as of March 19, 2021 (the “Base Indenture”), between the Corporation and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented by a First Supplemental Indenture, to be dated on or about the date of issuance of the ATCO Notes, among the Corporation and the Trustee (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”).

In connection with this opinion, we have examined originals or electronic copies, certified or otherwise identified to our satisfaction of the following documents (together the “Documents”): (i) the Registration Statement; (ii) the prospectus contained within the Registration Statement (the “Prospectus”); (iii) the Articles of Incorporation of the Corporation and amendments thereto as of the date hereof; (iv) the Bylaws of the Corporation; (v) resolutions of the meetings of the Board of Directors of the Corporation, approving the offering of the ATCO Notes and all action relating thereto; and (vi) the Indenture. The ATCO Notes and the Indenture are hereinafter collectively referred to as the “Documents.” We have also examined such corporate documents and records of the Corporation and other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as electronic copies or drafts of documents to be executed, the genuineness of all signatures, and the legal competence or capacity of persons or entities to execute and deliver such documents. As to various questions of fact, which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Corporation, and have made no independent investigation, but have assumed that any representation, warranty or statement of fact or law, other than as to the laws of the RMI, made in any of the Documents is true, accurate and complete.

Based upon and subject to the foregoing, and having regard to such other legal considerations that we deem relevant, we are of the opinion that under the laws of the RMI:

1. The Corporation is duly formed and validly existing under RMI law.

2. The Corporation has the power to execute and deliver the Documents to which it is a party and to perform its obligations thereunder under RMI law.

3. The Corporation has taken the required corporate steps to authorize the execution and delivery of the Documents to which it is a party and the performance of its obligations thereunder under RMI law.

We qualify our opinion to the extent that we express no opinion as to any law other than the laws of the RMI, including the statutes and Constitution of the RMI, as in effect on the date hereof and the reported judicial decisions interpreting such statutes and constitution. None of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except the RMI.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us under the heading “Legal Matters” in the Registration Statement and the Prospectus, without admitting that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Dennis J. Reeder

Dennis J. Reeder

Reeder & Simpson, P.C.